C&S-515 (Rev. 10/99)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received: MAY 3 0 2000

ADJUSTED PURSUANT TO TELEPHONE AUTHORIZATION (FOR BUREAU USE ONLY)
Tia, Michigan Runner Service

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

FILED
MAY 3 0 2000
Administrator
CORP, SECURITIES & LAND DEV. BUREAU
EFFECTIVE DATE: 5/31/00

Name: 517-663-2525 Ref # 04018
Address: Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. Box 266
City: Eaton Rapids, MI 48827

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1. The present name of the corporation is: NEWCOURT TECHNOLOGIES CORPORATION

2. The identification number assigned by the Bureau is: 404762

3. Article 1 of the Articles of Incorporation is hereby amended to read as follows:

The name of the Corporation shall be CIT Technologies Corporation.

b. The effective date of the name change shall be May 31, 2000.

12.50 Ck 97988 akc

GOLD SEAL APPEARS ONLY ON ORIGINAL

COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the ____________ day of ____________, ________, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this ________ day of ________________, ________

(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)
(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 1st day of May, 2000 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐ at a meeting the necessary votes were cast in favor of the amendment.

☐ by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐ by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☒ by the board of a profit corporation pursuant to section 611(2).

Profit Corporations	Nonprofit Corporations
Signed this 15 day of MAY, 2000	Signed this ____ day of ____________, ______
By [signature] (Signature of an authorized officer or agent)	By ____________ (Signature of President, Vice-President, Chairperson or Vice-Chairperson)
Robert J. McCarthy, Secretary (Type or Print Name)	(Type or Print Name) (Type or Print Title)